Exhibit 99.1

Rhythm Pharmaceuticals, Inc. Announces Proposed Public Offering

Boston, MA — October 15, 2019 — Rhythm Pharmaceuticals, Inc. (Nasdaq:RYTM), a biopharmaceutical company focused on the development and commercialization of therapeutics for the treatment of rare genetic disorders of obesity, today announced a proposed public offering of up to $150 million of shares of its common stock. All shares in the offering are expected to be offered by Rhythm. In addition, Rhythm intends to grant the underwriters a 30-day option to purchase up to an additional $22.5 million of shares of common stock at the public offering price, less the underwriting discount.

Morgan Stanley & Co. LLC, Goldman Sachs & Co. LLC, and Cowen and Company, LLC will act as the lead book-running managers for the proposed offering. Needham & Company, LLC will act as a co-manager for the proposed offering. The offering is subject to market and other customary closing conditions, and there can be no assurance as to whether or when the offering may be completed.

This proposed offering will be made only by means of a preliminary prospectus supplement and the accompanying prospectus. A copy of the preliminary prospectus supplement relating to this offering, when available, may be obtained from: Morgan Stanley & Co. LLC, Attention: Prospectus Department, 180 Varick Street, Second Floor, New York, New York 10014; Goldman Sachs & Co. LLC, Attention: Prospectus Department, 200 West Street, New York, New York 10282, email: prospectus-ny@ny.email.gs.com, telephone: 1-866-471-2526, fax: 1-212-902-9316; or Cowen and Company, LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, Attention: Prospectus Department, email: PostSaleManualRequests@broadridge.com, telephone: 1-833-297-2926.  The final terms of the offering will be disclosed in a final prospectus supplement to be filed with the Securities and Exchange Commission (SEC).

The shares of common stock described above are being offered by Rhythm Pharmaceuticals pursuant to its automatic shelf registration statement on Form S-3, including a base prospectus, that was previously filed by Rhythm with the SEC and automatically became effective upon filing on November 9, 2018.  This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Rhythm Pharmaceuticals

Rhythm is a biopharmaceutical company focused on the development and commercialization of therapies for the treatment of rare genetic disorders of obesity. The company recently announced positive topline results from pivotal Phase 3 clinical trials of setmelanotide, its MC4R agonist, in patients with POMC deficiency obesity and LEPR deficiency obesity. Rhythm is also evaluating setmelanotide in a pivotal Phase 3 study in patients with Bardet-Biedl syndrome and Alström syndrome. The company is based in Boston, MA.

Forward-Looking Statements

This press release contains certain statements that are forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and that involve risks and uncertainties, including statements regarding the timing and size of our proposed public offering and our expectations with respect to granting the underwriters a 30-day option to purchase additional shares. Statements using words such as “expect”, “goal”, “anticipate”, “believe”, “may”, “will”, “plan” and similar terms are also forward-looking statements.  Such statements are subject to numerous risks and uncertainties, including but not limited to, uncertainties related to market conditions and the completion of the public offering on the anticipated terms or at all, and other risks as may be detailed from time to time in our Annual Report on Form 10-K and quarterly reports on Form 10-Q and other reports we file with the Securities and Exchange Commission. Except as required by law, we undertake no obligations to make any revisions to the forward-looking statements contained in this release or to update them to reflect events or circumstances occurring after the date of this release, whether as a result of new information, future developments or otherwise.

Company Contact:

David Connolly

Head of Investor Relations and Corporate Communications

Rhythm Pharmaceuticals, Inc.

857-264-4280

dconnolly@rhythmtx.com

Investor Contact:

Hannah Deresiewicz

Stern Investor Relations, Inc.

212-362-1200

hannah.deresiewicz@sternir.com

Media Contact:

Adam Daley

Berry & Company Public Relations

212-253-8881

adaley@berrypr.com